Exhibit 10.2

AGREEMENT

This Agreement is entered into this 1st day of October, 2007 by and among Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division (“WFBC”), Gateway, Inc. (“Gateway”), Gateway Companies, Inc. (“Gateway Companies”) and MPC-Pro, LLC (“MPC”), a wholly-owned subsidiary of MPC Corporation (“MPC Parent”).

RECITALS

A.            Gateway, MPC and MPC Parent are parties to an Asset Purchase Agreement dated as of September 4, 2007 (the “Purchase and Sale Agreement”) pursuant to which MPC is purchasing from Gateway certain assets and liabilities associated with Gateway’s Professional Division and that portion of its Consumer Direct division that provides business-related products (the “Transferred Organization”) and the stock of Gateway Companies on the terms and subject to the conditions set forth therein (the closing date of such sale referred to as the “Closing Date”).

B.            Pursuant to the Purchase and Sale Agreement, Gateway shall retain accounts receivable of the Transferred Organization generated and invoiced prior to the Closing Date (the “Gateway Accounts”).

C.            WFBC is party to Account Purchase Agreements with MPC and Gateway Companies dated as of the date hereof (the “Account Purchase Agreements”) (copies of which has been provided to Gateway) pursuant to which MPC and Gateway Companies have granted WFBC a security interest in the accounts receivable generated on or after the Closing Date (the “WFBC Accounts”), inventory and all other property of MPC and Gateway Companies described in Section 5.01 of the Account Purchase Agreements (collectively, the “WFBC Collateral”).

D.            MPC and Gateway are parties to a Transition Services Agreement dated as of the date hereof (the “Transition Services Agreement), pursuant to which Gateway has agreed to purchase certain inventory for MPC and perform certain other transitional services for MPC during the term of the Transition Services Agreement for which Gateway will provide a statement to MPC for payment to be due in 30 days or less, provided (i) WFBC allows Gateway to take a junior security interest in the WFBC Collateral to secure the payment of all obligations owing to Gateway under the Transition Services Agreement, including without limitation, the price of such purchased inventory, shipping costs and other expenses, service fees and indemnities (collectively, the “TSA Obligations”) and (ii) WFBC, MPC and Gateway Companies agree to set aside certain accounts receivable for the payment of the TSA Obligations on the terms set forth herein (the “Financing Arrangements”).

E.             WFBC has agreed to allow a junior security interest in the WFBC Collateral in favor of Gateway pursuant to the terms hereof and to participate in the Financing Arrangements as set forth herein.

F.             The parties desire to set forth their agreement with respect to the accounts receivable of MPC and Gateway Companies, financing during the Transition Period (as defined below) by Gateway and security for the TSA Obligations.

Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1.             Junior Security Interest.

(a)           WFBC agrees that Gateway may take a security interest in WFBC Collateral junior to the security interest of WFBC to secure the TSA Obligations and that the granting of such junior security interest shall not be deemed to be a default under the Account Purchase Agreements. Gateway agrees that the security interest of WFBC in WFBC Collateral granted under the Asset Purchase Agreements shall be and remain senior to the security interest of Gateway granted hereby in WFBC Collateral. MPC and Gateway Companies agree that the grant of any security interest in WFBC Collateral other than the security interest to Gateway securing payment of the TSA Obligations shall be a default under the terms of the Account Purchase Agreements.

(b)           Subject to the first-priority security interest granted to WFBC under the Asset Purchase Agreements, MPC and Gateway Companies hereby grant to Gateway, as collateral for the TSA Obligations, a security interest, under the Uniform Commercial Code as in effect in the applicable jurisdiction (the “UCC”), in the following described property, as defined under the UCC:  all presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, accounts, general intangibles, contracts rights, investment property, deposit accounts, the Gateway Reserve Funds (as defined below) established hereunder, inventory, instruments, chattel paper, documents, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property together with a controlled collateral account to be maintained at Wells Fargo Bank, N.A. and controlled by WFBC with a balance of $1,500,000 which account shall serve as additional collateral for the TSA Obligations (collectively, “Gateway Collateral” and, together with WFBC Collateral, “Common Collateral”).

(c)           MPC and Gateway Companies shall execute and deliver to Gateway any and all documents and instruments as Gateway may request from time to time. MPC and Gateway Companies authorize Gateway to file UCC financing statements with any appropriate authority reflecting its security interest and further authorize Gateway to file other filings including amendments (other than amendments adding collateral) as Gateway deems appropriate.

(d)           WFBC hereby acknowledges that if and to the extent it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) of any Common Collateral, such possession or control is also for the benefit of Gateway solely to the extent required to perfect Gateway’s security interest in such Common Collateral.

(e)           The parties hereto agree that all proceeds of Common Collateral resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any enforcement action shall be distributed, first to WFBC for the payment of all amounts owing by MPC to WFBC under the Account Purchase Agreement, until such time that all such amounts have been paid in full, and second to Gateway for the payment of the TSA Obligations until all such amounts have been paid in full.

2.             Transition Period Financing Arrangements. The parties agree as follows with respect to the financing arrangements in respect of the TSA Obligations during the Transition Period (defined as the period commencing on the Closing Date and expiring on the date that is 120 days following the Closing Date; provided that such period may be extended for up to an additional 60 days upon written notice to WFBC in the event that Gateway and MPC agree to extend the term of the Transition Services Agreement or such other longer period as WFBC may agree).

(a)           During the first five business days of the Transition Period, MPC and Gateway Companies may sell Acceptable Accounts (as defined in the Account Purchase Agreements) to WFBC under the terms of the Account Purchase Agreements without restriction.

(b)           After the first five business days of the Transition Period, and at the end of each week thereafter during the Transition Period, Gateway will provide a statement to MPC (with a substantially simultaneous copy to be provided to WFBC) specifying the amount of the TSA Obligations owed for such week (for such week, the “Applicable Gateway Weekly Payoff Amount” and, collectively, the “Gateway Weekly Payoff Amounts”). Such statement shall set forth the portion of the Applicable Gateway Weekly Payoff Amount that is attributable to freight charges (for such week, the “Gateway Freight Charge Weekly Payoff Amount”) and the portion of the Applicable Gateway Weekly Payoff Amount that is attributable to anything other than freight charges (for such week, the “Gateway Non-Freight Charge Weekly Payoff Amount”).

(c)           After receipt of each weekly statement specifying the Applicable Gateway Weekly Payoff Amount (the date of such receipt, the “Weekly Statement Delivery Date”), WFBC agrees to hold but not purchase Acceptable Accounts submitted to WFBC by MPC and Gateway Companies during that week in a face amount equal to the Applicable Gateway Weekly Payoff Amount (such set-aside accounts, the “Gateway Blocked Accounts”).

(d)           MPC agrees to notify WFBC and Gateway upon receipt of the Gateway weekly statement of  any material dispute or claim in any respect (including, without limitation, any alleged dispute related to returns, to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise), which dispute relates to an amount on the Gateway statement (“Disputed Amounts”). In connection with such notice, MPC shall be entitled to give written instructions to WFBC (with a substantially simultaneous copy of such instructions to be provided to Gateway) specifying the amount of Disputed Amounts (the “Specified Disputed Amount”) that is to be netted from the Applicable Gateway Weekly Payoff Amount for purposes of setting aside Gateway Blocked Accounts, and WFBC shall comply with such instructions. However, unless WFBC receives a written notice from Gateway within 3 business days after the applicable Weekly Statement Delivery Date confirming Gateway’s agreement that the Specified Disputed Amount should be so netted (amount so confirmed, the “Confirmed Disputed Amount”), at the end of such 3 business day period, WFBC shall set aside additional Gateway Blocked Accounts in a face amount equal to such unconfirmed Specified Disputed Amount. WFBC shall be entitled to rely upon the notices provided herein of Gateway Weekly Payoff Amounts, Specified Disputed Amounts and Confirmed Disputed Amounts, as applicable, for all purposes without the need to verify or otherwise confirm the validity thereof. Gateway and MPC will work to promptly resolve any Disputed Amounts, and upon mutual agreement, will notify WFBC in writing of the resolution of all Disputed Amounts, to the extent such resolution results in any change in the Gateway Weekly Payoff Amounts, Specified Disputed Amounts or Confirmed Disputed Amounts.

(e)           If the Gateway Weekly Payoff Amount has been covered fully by the aggregate face amount of the Gateway Blocked Accounts, then MPC and Gateway Companies may sell Acceptable Accounts to WFBC under the terms of the Account Purchase Agreements without restriction; provided that (i) if there is a shortfall in funds available under Section 2(h) or Section 2(i) to pay any portion of the Applicable Gateway Weekly Payoff Amount WFBC shall set aside additional Gateway Blocked Accounts to cover the amount of such shortfall and shall purchase such additional Gateway Blocked Accounts that are acceptable and apply proceeds thereof to such shortfall and (ii) if WFBC becomes aware that any Gateway Blocked Account no longer meets the criteria for an Acceptable Account, WFBC shall set aside additional Gateway Blocked Account or Accounts to replace such unacceptable account.

(f)            WFBC agrees to hold the proceeds of the Gateway Blocked Accounts in reserve for the benefit of Gateway and release the funds as provided for herein (the “Gateway Reserve Funds”).

(g)           During the Transition Period, (i) WFBC, MPC and Gateway Companies shall grant Gateway continuous and unrestricted access to an electronic portal maintained by WFBC that provides information at any time on the “non-purchased accounts” and the “locked reserve balance” of MPC, in each case at such time, and (ii) starting with the second Weekly Statement Delivery Date and each week thereafter, WFBC shall deliver to Gateway and MPC a weekly report which sets forth the Gateway Blocked Accounts set aside by WFBC and the balance of the Gateway Reserve Funds, in each case at the time of delivery of such report.

(h)           Thirty days after the applicable Weekly Statement Delivery Date of the statement reflecting the Applicable Gateway Weekly Payoff Amount for the applicable week, WFBC agrees to pay Gateway the Applicable Gateway Non-Freight Charge Weekly Payoff Amount to the extent funds are available from the purchase by WFBC of acceptable Gateway Blocked Accounts for such week together with the proceeds thereof held as Gateway Reserve Funds. If any Applicable Gateway Non-Freight Charge Weekly Payoff Amount remains unpaid, such shortfall shall be covered in accordance with the proviso to Section 2(e) above.

(i)            Fifteen days after the applicable Weekly Statement Delivery Date of the statement reflecting the Applicable Gateway Weekly Payoff Amount for the applicable week, WFBC agrees to pay Gateway the Applicable Gateway Freight Charge Weekly Payoff Amount to the extent funds are available from the purchase by WFBC of acceptable Gateway Blocked Accounts for such week together with the proceeds thereof held as Gateway Reserve Funds. If any Applicable Gateway Freight Charge Weekly Payoff Amount remains unpaid, such shortfall shall be covered in accordance with the proviso to Section 2(e) above.

(j)            Thirty days after the end of the Transition Period, WFBC shall purchase any remaining Gateway Blocked Accounts that are acceptable and release the proceeds thereof and any other funds held as Gateway Reserve Funds to Gateway to the extent of any outstanding amounts due under the Gateway Weekly Payoff Amounts and remit the balance of such funds to MPC or Gateway Companies, as applicable.

(k)           MPC agrees to pay WFBC $1,500 per month in consideration for its services in connection herewith, and agrees that this obligation shall be deemed to arise under and be subject to the terms of the Account Purchase Agreement.

(l)             Gateway agrees to release its security interests in the Gateway Collateral and hereby authorizes WFBC to file terminations of such security interests if it deems it appropriate upon the later of (i) thirty days after the end of the Transition Period and (ii) the date on which all of the TSA Obligations have been paid in full in cash.

3.             WFBC Hold in Trust. WFBC agrees that if it receives payment on or other proceeds of the Gateway Accounts, it will hold such payments or proceeds in trust for the benefit of Gateway and promptly remit such proceeds or payments to Gateway.

4.             Gateway Hold in Trust. Gateway agrees that if it receives payment on or other proceeds of the WFBC Accounts (other than pursuant to the terms of this Agreement), it will hold such payments or proceeds in trust for the benefit of WFBC and promptly remit such proceeds or payments to WFBC.

5.             Control. MPC and Gateway Companies direct WFBC and Gateway to make payment of funds as provided herein.

6.             Forbearance. During the Transition Period, Gateway shall not (a) notify any MPC or Gateway Companies account debtor that payment on any Common Collateral is to be made to Gateway; (b) collect, sue upon or otherwise exercise rights against the Common Collateral; and, (c) sell, transfer, pledge or otherwise assign the its interest in the Common Collateral except where such sale, transfer, pledge or assignment is made expressly subject to this Agreement.

7.             Representations and Warranties.

(a)           Each of the parties has had the opportunity to consult with legal counsel of such party’s choosing, this Agreement is satisfactory to each of the parties to this Agreement, and each such party understands the terms of this Agreement and intends to fully perform and be bound by this Agreement.

(b)           Each of the parties represents and warrants that it is an entity that is duly created, validly existing and in good standing under the laws of the state of its organization and that the party signing on its behalf is authorized on its behalf to execute and deliver this Agreement, and any other instrument executed and delivered in connection herewith, and upon such execution and delivery each such entity shall be bound by all such instruments.

(c)           Each of the parties hereto has the legal right, power, capacity and authority to enter into and perform such party’s covenants, obligations and agreements under this Agreement and the other instruments referenced herein and delivered pursuant hereto, all corporate, company, partnership and other actions required in connection with the authorization, execution, delivery and performance of this Agreement by such party have been duly taken.

(d)           No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution, delivery and performance by any party to this Agreement, except such as have been obtained or made and are in full force and effect and filings necessary to perfect security interests granted herein in respect of the Gateway Collateral.

8.             Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each  party hereto and each of their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person, whether or not named herein, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.             Counterparts. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement, as of the date first above written.

Gateway, Inc.		Wells Fargo Bank, National Association

By:	/s/ John Goldsberry	By:	/s/ Melody Stallings
	(Sign)		(Sign)
By:	John Goldsberry	By:	Melody Stallings
	(Print)		(Print)
Its:	SVP & CFO	Its:	Senior Vice President

MPC-Pro, LLC		Gateway Companies, Inc.

By:	/s/ Curtis Akey	By:	/s/ John Goldsberry
	(Sign)		(Sign)
By:	Curtis Akey	By:	John Goldsberry
	(Print)		(Print)
Its:	CFO, Vice-President	Its:	SVP & CFO